EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-20377 of Firstbank Corporation on Form S-8 of our report dated April 10, 2002, included in this Annual Report on Form 11-K of Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan for the year ended December 31, 2001.
/s/ Crowe, Chizek and Company LLP
Crowe, Chizek and Company LLP

Grand Rapids, Michigan
June 26, 2002